UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2025

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2025, Comstock Inc. (the “Company”) executed an amendment (the “First Amendment”), to that certain binding membership interest purchase agreement (the “Purchase Agreement”), dated December 18, 2024, with Mackay Precious Metals Inc. (“Mackay”) pursuant to which the Company sold all of Comstock’s right, title, and interest in and to Comstock Northern Exploration LLC, a Nevada limited liability company, and the Company's 25% interest in and to Pelen Limited-Liability Company, a Nevada limited liability company. Pursuant to the First Amendment, the Purchase Agreement was amended to: (a) increase the purchase price to $2,950,000 bringing all final cash amounts due to a total of $1,950,000 (with $950,000 in cash payable on or before June 30, 2025, $500,000 in cash payable on or before July 15, 2025 and $500,000 in cash payable on or before August 30, 2025). The Company received the initial $1,000,000 in cash at the time that the Purchase Agreement was signed.

Mackay is also required to remit a minimum of 80% of available funds to the Company until such time that all of the amounts still due under the Purchase Agreement has been remitted to the Company, but no later than August 30, 2025.

In connection with the First Amendment, Mackay also agreed to purchase the Ida Properties (as defined in the Purchase Agreement) and transfer title to any such properties residing in Lyon County, representing approximately 300 acres, for no additional consideration.

For a period of 90 days commencing on the date of the First Amendment, the Company grants to Mackay the exclusive right to negotiate in good faith the terms and conditions of a definitive agreement for the acquisition of entities containing the Lucerne resource area.

The foregoing summary of the terms of the First Amendment is not intended to be exhaustive and is qualified in its entirety by the terms of the First Amendment, a copy of which is attached hereto as Exhibits 10.1, and is incorporated by reference herein.

A copy of the press release announcing the transactions contemplated by the First Amendment is attached as Exhibit 99.1 to the Form 8-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	First Amendment
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: June 9, 2025	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer